KEYSTONE MUTUAL FUNDS
FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of the 23RD day of March, 2010, to the Fund Administration Servicing Agreement dated as of June 29, 2006, (the “Fund Administration Agreement”) is entered into by and between Keystone Mutual Funds, a Delaware business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Fund Administration Agreement; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KEYSTONE MUTUAL FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael P. Eckert	By: /s/ Joe D. Redwine
Name: Michael P. Eckert	Name: Joe D. Redwine
Title: Treasurer, CCO	Title: President

3/23/10

Amended Exhibit B to the Fund Administration Servicing Agreement – Keystone Mutual Funds

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE effective 2/1/1 to 2/1/13

Domestic Funds
Annual Fee Based Upon Average Net Assets Per Fund*
        6 basis points on the first $_____
        4 basis points on the next $_____
        2 basis points on the balance
     +1 basis point for each additional share class
       Minimum annual fee:  $_____ per fund portfolio

International Funds
Annual Fee Based Upon Average Net Assets Per Fund*
9 basis points on the first $_____
8 basis points on the next $_____
6 basis points on the next $_____
4 basis points on the balance
+1 basis point for each additional share class
Minimum annual fee:  $_____ per fund portfolio

Services Included in Annual Fee Per Fund
▪  Advisor Information Source Web portal

Chief Compliance Officer Support Fee*
▪  $_____/year

Multiple Classes – Add the following for each class beyond the first class:
▪  $_____ base fee

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – legal administration (e.g., registration statement update), daily performance reporting, daily compliance testing (Charles River), Section 15(c) reporting, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

3/23/10

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement – Keystone Mutual Funds

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/2013

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪  1 basis point on assets
▪  $_____ additional minimum
Additional Services:
▪  New fund launch – as negotiated based upon specific requirements
▪  Subsequent new fund launch – $_____/project
▪  Subsequent new share class launch – $_____ /project
▪  Multi-managed funds – as negotiated based upon specific requirements
▪  Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪  Performance Service – $_____ /CUSIP per month
▪  Setup – $_____/CUSIP
▪  Conversion – quoted separately
▪  FTP Delivery – $_____ setup /FTP site
Daily Compliance Services (Charles River)
▪  Base fee – $_____ /fund per year
▪  Setup – $_____ /fund group
▪  Data Feed  – $____ /security per month
Section 15(c) Reporting
▪  $_____/fund per report – first class
▪  $_____ /additional class report
Electronic Board Materials
▪  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪  Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪  Complete application, data and user security – data encryption and password protected
▪  On-line customized board materials preparation workflow
▪  Includes web-based and local/off-line versions
▪  Includes complete initial and ongoing user training
▪  Includes 24/7/365 access via toll free number
▪  Includes remote diagnostics for each user, including firewall and network issues
▪  Triple server backup / failover

Annual Fee
▪  $_____/year (includes 10 external users)
▪  $_____ /year per additional user
▪  $_____ implementation/setup fee

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪  $_____ /fund per month
▪  $_____ /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed